Report of Independent Accountants

To the Board of Directors and Shareholders of Municipal Advantage Fund Inc.


In planning and performing our audit of
the financial statements of Municipal
Advantage Fund Inc.
 the Fund for the year ended October 31, 2002, we considered its internal control, including control activities for safeguarding securities,
in order to determine our auditing
procedures for the purpose
of expressing our opinion on the financial statements and to comply with the requirements of Form NSAR, not to provide assurance on internal control.

The management of the Fund is responsible for establishing and maintaining internal control.
 In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entitys objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected.
  Also, projection of any evaluation of
internal control to future periods is subject to the risk that controls may become inadequate because of changes in conditions or that the effectiveness of their design and operation may deteriorate.

Our consideration of internal control would not
 necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions.
  However, we noted no matters involving
internal control and its operation, including controls for safeguarding securities, that we consider to be
material weaknesses as defined above as
of October 31, 2002.

This report is intended solely for the
information and use of the Board of Directors, management and the Securities and
 Exchange Commission and is not intended
 to be and should
not be used by anyone other than these
 specified parties.


PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, NY 10036
December 17, 2002
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